UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to Section 240.14a-12

Shengkai Innovations, Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SHENGKAI INNOVATIONS, INC.
No.106 Zhonghuan South Road, Airport Industrial Park
Tianjin, People’s Republic of China 300308
November 4, 2011
Dear Stockholder:

On behalf of the board of directors of Shengkai Innovations, Inc. (the “Company” or “we”), I invite you to attend our 2012 Annual Meeting of Stockholders (the “Annual Meeting”). We hope you can join us. The Annual Meeting will be held:

At:	No. 106 Zhonghuan South Road, Airport Industrial Park Tianjin, People’s Republic of China 300308

On:	December 22, 2011

Time:	10:00 a.m. local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card, and our annual report for the fiscal year ended June 30, 2011 (“Annual Report”) accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of five directors, the approval and ratification of a one-for-two reverse stock split of the Company’s issued and outstanding common stock, the ratification of the appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote by submitting by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting. You may also revoke your proxy or voter instructions at any time prior to the Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Shengkai Innovations, Inc. We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at Shengkai Innovations, Inc., No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308.

Sincerely,

/s/ Wang Chen

Chairman and Chief Executive Officer

SHENGKAI INNOVATIONS, INC.
No.106 Zhonghuan South Road, Airport Industrial Park
Tianjin, People’s Republic of China 300308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 22, 2011
______________________________________

To the Stockholders of Shengkai Innovations, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shengkai Innovations, Inc., a Florida corporation (the “Company”), will be held on December 22, 2011 at No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308, at 10:00a.m., local time, for the following purposes:

1.	To elect five (5) directors to the Board of Directors of the Company;
2.	To approve and ratify a one-for-two reverse stock split of the Company’s issued and outstanding common stock;
3.	To ratify the appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012; and
4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on November 16, 2011 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON DECEMBER 22, 2011

Our Notice of Annual Meeting and Proxy Statement, and our Annual Report are available on the Internet at www.proxyvote.com together with any amendments to any of these materials.

By Order of the Shengkai Innovations, Inc.
Board of Directors

/s/ Wang Chen
Name: Wang Chen
Title: Chairman and Chief Executive Officer

Tianjin, People’s Republic of China
November 4, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY COMPLETING, DATING, SIGNING AND MAILING THE ENCLOSED PROXY CARD(S) IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE A PREVIOUSLY SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY  DATED  PROXY OR BY  ATTENDING  THE  MEETING  AND VOTING IN PERSON.

SHENGKAI INNOVATIONS, INC.
No.106 Zhonghuan South Road, Airport Industrial Park
Tianjin, People’s Republic of China 300308
_____________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 22, 2011
_____________________

Date, Time and Place of the Annual Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Shengkai Innovations, Inc. (the “Company”), a Florida corporation, in connection with the Annual Meeting to be held at No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308, at 10:00 a.m. local time on December 22, 2011, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

The principal executive office of the Company is No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308 and its telephone number, including area code, is 86-22-5883-8509.

Purpose of the Annual Meeting

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	To elect five (5) directors to the Board of Directors of the Company;
2.	To approve and ratify a one-for-two reverse stock split of the Company’s issued and outstanding common stock;
3.	To ratify the appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012; and
4.	To transact such other business as may properly come before the meeting.

Voting Rights and Revocation of Proxies

The record date with respect to this solicitation is the close of business on November 16, 2011 and only stockholders of record at that time will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

The shares of the Company’s common stock (“Common Stock”) represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Chief Executive Officer of the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this proxy statement and the enclosed proxy card to our stockholders on or about November [  ], 2011.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Florida law or under the governing documents of the Company in connection with this solicitation.

Broker Non-Votes

Holders of shares of our Common Stock that are held in street name must instruct the organization that holds their shares how to vote their shares.  If such voting instructions are not provided, then the shares that are held in street name will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

With the exception of Proposal 2, the approval and ratification of a one-for-two reverse stock split of the Company’s issued and outstanding Common Stock and Proposal 3, the ratification of the appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, all of the proposals to be voted upon at our Annual Meeting are considered non-routine.

Outstanding Shares; Quorum; Required Vote

The number of outstanding shares of Common Stock entitled to vote at the meeting is [     ]. Each share of Common Stock is entitled to one vote. The presence of stockholder in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Assuming the presence of a quorum at the Annual Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of five (5) members to the Board of Directors of the Company	Plurality of the votes cast (the five (5) directors receiving the most “For” votes)	No

Approval and ratification of a one-for-two reverse stock split of the Company’s issued and outstanding Common Stock	A majority of the votes cast	Yes

Ratification of the appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011	A majority of the votes cast	Yes

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s Annual Report and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Annual Report, and this Proxy Statement upon such request. If you share an address with at least one other stockholder, currently receive one copy of our annual report and proxy statement at your residence, and would like to receive a separate copy of our annual report and proxy statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Shengkai Innovations, Inc., No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308, Attention: Chief Executive Officer.

If you share an address with at least one other stockholder and currently receive multiple copies of annual reports and proxy statements, and you would like to receive a single copy of annual reports and proxy statements, please specify such request in writing and send such written request to Shengkai Innovations, Inc., No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308, Attention: Chief Executive Officer.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the meeting, at our offices located at No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308 and also during the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call 86-22-5883-8509.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

 EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our CEO and CFO for the two years ended June 30, 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($)(4)	Non-equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Total ($)
Wang Chen(CEO)(1)	2011	18,000	-0-	-0-	303,604	-0-	-0-	-0-	321,604
	2010	18,000	-0-	-0-	6,655	-0-	-0-	-0-	24,655

David Ming He (CFO)(2)	2011	120,000	-0-	254,500 (3)	396,863	-0-	-0-	-0-	771,363
	2010	40,000	-0-	-0-	99,758	-0-	-0-	-0-	139,758

(1)
Wang Chen was appointed CEO and chairman of the board of directors of the Company on June 9, 2008. The compensation listed in the table above includes salary received in Mr. Wang’s capacity as CEO of Shengkai. On June 22, 2010, Mr. Wang received an option to purchase an aggregate of 150,000 shares of Common Stock at $8.13 per share. The option shall become exercisable during the term of Mr. Wang’s employment in three equal annual installments of 50,000 shares each, the first installment to be exercisable on the first anniversary of the date of option, and each subsequent installment exercisable on every anniversary thereof.

(2)
David Ming He was appointed CFO of the Company on March 1, 2010 at an annual salary of $120,000. On March 31, 2010, Mr. He received an option to purchase an aggregate of 221,125 shares of Common Stock at $7.97 per share. The option shall become exercisable during the term of Mr. He’s employment in three equal annual installments of 73,708 (save for the last installment of 73,709 shares) shares each, the first installment to be exercisable on the first anniversary of the date of the option, and each subsequent installment exercisable on every anniversary thereof.

(3)
Mr. He was granted stock awards in the aggregate amount of 100,000 shares of Common Stock of the Company pursuant to the Company's 2011 Incentive Stock Plan, 50,000 shares of which were issued to him on March 18, 2011, and the remaining 50,000 shares of which will be issued to the reporting person in six months from March 18, 2011.

(4)
These columns reflect the aggregate grant date fair value of stock awards in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Part II, Item 8, “Financial Statements and Supplementary Data” of the Annual Report in Notes to Consolidated Financial Statements at Note 13, “Share-Based Compensation.”

Employment Agreements

We, via our operating entity, Tianjin Shengkai Industrial Technology Development Co., Ltd. (“Tianjin Shengkai”), have an employment agreement with Mr. Wang Chen effective as of December 1, 2000 and a confidentiality and non-compete agreement effective as of June 7, 2001. Pursuant to these agreements, Mr. Wang receives no set salary compensation for his services as Chief Executive Officer of Tianjin Shengkai, but Tianjin Shengkai provides for his government-mandated social security insurance fees and certain dormitory expenses. In the event that Mr. Wang leaves his position at Tianjin Shengkai, he stands to receive a monthly confidentiality and noncompete payment of RMB2,000 (approximately $293).

Effective March 1, 2010, Mr. He entered into an employment agreement with the Company to serve as the Company’s chief financial officer. Pursuant to the employment agreement, Mr. He’s initial term of office as the chief financial officer of the Company is one year and shall be continued on a year-to-year basis unless terminated by either party. For Mr. He’s service during his term of office, Mr. He shall receive an annual salary at the rate of US$120,000 and an option to purchase 221,125 shares of the Company’s Common Stock at an exercise price equivalent to the closing price per share of Common Stock on the date of the grant, which shall vest in one-third installments over three years.  The option may be exercised on a cashless basis.

Apart from the abovementioned agreements, there are no current employment agreements between the Company and its executive officers.

 OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

The following options were outstanding for the Company’s executive officers as of the end of the fiscal year 2011:

Outstanding Equity Awards At Fiscal Year-End
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) exercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#) unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that Have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (j)
Wang Chen	50,000 (1)	-	100,000 (1)	8.13(1)	6/22/2015(1)	-	-	-	-
David Ming He	73,708 (2)	-	147,417 (2)	7.97 (2)	3/31/2015 (2)	-	-	50,000 (3)	66,000

(1)
On June 22, 2010, Mr. Wang received an option to purchase an aggregate of 150,000 shares of Common Stock at $8.13 per share. The option shall become exercisable during the term of Mr. Wang’s employment in three equal annual installments of 50,000 shares each, the first installment to be exercisable on the first anniversary of the date of option, and each subsequent installment exercisable on every anniversary thereof.

(2)
Pursuant to an option agreement with the Company on March 31, 2010, David Ming He was granted an option to purchase 221,125 shares of Common Stock of Company at a fixed exercise price of $7.97 per share. Such option shall be exercisable in three equal installments, the first being on the first anniversary of the date of grant.

(3)
Mr. He was granted stock awards in the aggregate amount of 100,000 shares of Common Stock of the Company pursuant to the Company's 2011 Incentive Stock Plan, 50,000 shares of which were issued to him on March 18, 2011, and the remaining 50,000 shares of which were issued to the reporting person on September 29, 2011.

  Pension and Retirement Plans

 Currently, except for contributions to the PRC government-mandated social security retirement endowment fund for those employees who have not waived their coverage, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.

DIRECTOR COMPENSATION

The following table sets forth a summary of compensation paid to our directors who are not listed in the Summary Compensation Table during the fiscal years ended June 30, 2011 and 2010:

Director Compensation

Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Guo Wei, Director(1)	2011	$18,000	-	202,655	-	-	-	220,655
	2010	$18,000	-	4,443	-	-	-	22,443
Michael Marks, Director(2)	2011	$40,000	-	328,425	-	-	-	368,425
	2010	$26,667	-	213,566	-	-	-	240,233
Jun Leng, Director(3)	2011	$25,000	-	134,191	-	-	-	159,191
	2010	$16,667	-	87,261	-	-	-	103,928
Ruizhu Mu, Director(4)	2011	$25,000	-	134,191	-	-	-	159,191
	2010	$16,667	-	87,261	-	-	-	103,928

(1) Compensation attributed to Guo Wei includes salary of $18,000 in the fiscal years ended June 30, 2010 and 2011, received by Ms. Guo in her capacity at Tianjin Shengkai, our operating entity, as chief financial officer until March 1, 2010 and as Vice President of International Sales thereafter. On June 22, 2010, Ms. Guo received an option to purchase an aggregate of 100,125 shares of Common Stock at $8.13 per share. The option shall become exercisable during the term of Ms. Guo’s service in three equal annual installments of 33,375 shares each, the first installment to be exercisable on the first anniversary of the date of option, and each subsequent installment exercisable on every anniversary thereof.

(2) Effective November, 2009, the Company entered into an appointment letter with Michael Marks.  Pursuant to the agreement, Mr. Marks was appointed our director and shall receive an annual salary of $40,000, payable on a monthly basis.  Mr. Marks was also granted an option to purchase 150,000 shares of Common Stock of Company at a fixed exercise price of $3.00 per share. Such option shall be exercisable in three equal installments, the first being on the first anniversary of the date of grant.

(3) Effective November 5, 2009, the Company entered into an appointment letter with Jun Leng. Pursuant to the agreement, Mr. Leng was appointed our director and shall receive an annual salary of $25,000, payable on a monthly basis.  Mr. Leng was also granted an option to purchase 80,000 shares of Common Stock of Company at a fixed exercise price of $3.00 per share. Such option shall be exercisable in four equal installments, the first being on the first anniversary of the date of Mr. Leng’s appointment as director.

(4) Effective November 5, 2009, the Company entered into an appointment letter with Ruizhu Mu. Pursuant to the agreement, Dr. Mu was appointed our director and shall receive an annual salary of $25,000, payable on a monthly basis. Dr. Mu was also granted an option to purchase 80,000 shares of Common Stock of Company at a fixed exercise price of $3.00 per share. Such option shall be exercisable in four equal installments, the first being on the first anniversary of the date of Dr. Mu’s appointment as director.

(5) Calculations are based on the Black-Scholes option pricing model with the following assumptions: volatility of 100%, the risk-free interest rate of 1.6%, expected dividend yield of 0% and expected life of 3.5 to 4 years.

Other than the appointment letters described above, there are no understandings or arrangements between Mr. Marks, Mr. Leng, or Dr. Mu and any other person pursuant to which Mr. Marks, Mr. Leng, or Dr. Mu was appointed as a director. Neither Mr. Marks, Mr. Leng, nor Dr. Mu has any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of November 3, 2011.

		Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Common Stock	Options	Preferred Shares (2)(11)		Warrants (3)(11)		Total (4)		Percentage of Common Stock (%)
Owner of More than 5% of Class

Vision Opportunity China LP 20 West 55th Street New York, NY 10019 (5)	2,711,600	0	1,115,526	(13)	7,098,632	(13)	10,925,750	(11)	9.9	(11)%

NewQuest Asia Investments Limited 5th Floor, Barkly Wharf Le Caudan Waterfront Port Louis, Republic of Mauritius (6)	0	0	1,971,842	(11)	2,366,211	(11)	4,338,053	(13)	9.9	(11)%

Long Sunny Limited (7)(9) P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola British Virgin Islands	17,400,000	0	0		0		17,400,000		52.29%

Directors and Executive Officers (8)

Mr. Wang Chen (Chairman and CEO) (9)	17,400,000	83,375	0		0		17,483,375	(9)	52.41%

David Ming He (CFO) (15)	50,000	73,708	0		0		123,708	(15)	*

Ms. Guo Wei (director) (10)	17,400,000	83,375	0		0		17,483,375	(10)	52.41%
Mr. Michael Marks (12)	0	100,000	0		0		100,000	(12)	*
Mr. Leng Jun (13)	0	40,000	0		0		40,000	(13)	*
Mr. Mu Ruizhu (12)	0	40,000	0		0		40,000	(14)	*

All Directors and Executive Officers (5 persons)	17,4500,000	337,083	0		0		17,787,083		52.92%

(1)   In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of Common Stock owned by a person or entity on November 3, 2011, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on November 3, 2011 (33,276,611), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described in note 11 below. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)   An aggregate of 7,887,368 Series A Preferred Stock were issued in two private placement financings in 2008 (collectively, the “Private Placements”), of which 5,915,926 shares were issued to Vision Opportunity China LP in a financing in June 2008 (the “June 2008 Financing”) and 1,971,842 shares were issued to Blue Ridge Investments, LLC, in a financing in July 2008 (the “July 2008 Financing”). Each share of Series A Preferred Stock is initially convertible, at the option of the holder, into one share of our Common Stock, subject to a 9.9% limitation on beneficial ownership of Common Stock on each Series A Preferred Stock holder as more fully described in note 13 below.

(3)   The purchasers in the Private Placements have also been issued Warrants to purchase up to a total of 9,464,843 shares of our Common Stock at $3.52 per share (subject to a 9.9% limitation on beneficial ownership of Common Stock as more fully described in note 13 below), of which 7,098,632 shares underlie the Warrant issued to Vision Opportunity China LP in the June 2008 Financing and 2,366,211 shares underlie the Warrant issued to Blue Ridge Investments, LLC, in the July 2008 Financing. The Warrants have a term of five years.

(4)   As of November 3, 2011, we had outstanding (i) 33,276,611 shares of Common Stock, (ii) 3,087,368 Series A Preferred Stock, which were issued to purchasers in the Private Placements, (iii) Warrants to purchase an aggregate of 9,464,843 shares attributable to the purchasers, and (iv) 2,211,250 shares of Common Stock underlying options issued out of our 2010 Incentive Stock Plan.

(5)   Vision Opportunity China LP acquired Series A Preferred Stock convertible into 5,915,526 shares of Common Stock and Warrants to purchase up to 7,098,632 shares of Common Stock (each subject to a 9.9% limitation on beneficial ownership of Common Stock as more fully described in note 11 below) in the June 2008 Financing that closed on June 11, 2008. As of November 3, 2011, Vision Opportunity China LP owns Series A Preferred Stock convertible into 1,115,526 shares and Warrants to purchase up to 7,098,632 shares of Common Stock. Adam Benowitz has sole voting power and sole dispositive power over the shares.

(6)    On April 14, 2011, NewQuest Investments Limited acquired from Blue Ridge Investments, LLC 1,971,842 Units, consisting of 1,971,842 shares of Preferred Stock of the Company and 1,971,842 Warrants to purchase 2,366,211 shares of Common Stock of the Company for $10,431,628 in cash. NewQuest Investments Limited’s ownership is subject to a 9.9% limitation on beneficial ownership of Common Stock as more fully described in note 13 below.  Amit Gupta has sole voting and dispositive power over the shares of NewQuest Investments Limited.

(7)   On June 9, 2008, we acquired Shen Kun in a reverse merger transaction (the “Reverse Merger Transaction”) with Long Sunny Limited and other Shen Kun Shareholders. In the Reverse Merger Transaction, as merger consideration for the Shen Kun shares we received from the Shen Kun Stockholders we issued and delivered to the Shen Kun stockholders 20,550,000 of our newly-issued shares of Common Stock, of which Long Sunny Limited received 17,400,000 shares.

(8)   The address of each of the officers and directors named in the table is No. 106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308.

(9)   Mr. Wang is our chairman and CEO as of June 9, 2008. Mr. Wang’s beneficial ownership in the Company includes Mr. Wang’s indirect ownership of 17,400,000 shares of our Common Stock through his 100% interest in our controlling stockholder, Long Sunny Limited. It also includes the indirect ownership of an option to purchase 100,125 shares of Common Stock via his wife, Guo Wei, subject to the vesting terms of the option. Additionally, on June 22, 2010, Mr. Wang received an option to purchase an aggregate of 150,000 shares of Common Stock at $8.13 per share. The option shall become exercisable during the term of Mr. Wang’s employment in three equal annual installments of 50,000 shares each, the first installment to be exercisable on the first anniversary of the date of option, and each subsequent installment exercisable on every anniversary thereof. As of November 3, 2011, the option to purchase 50,000 shares had vested or was exercisable within 60 days.

(10)   Guo Wei is a director as of June 24, 2008. Wang Chen and Ms. Guo are husband and wife. Ms. Guo’s beneficial ownership in the Company includes Mr. Wang’s indirect ownership of 17,400,000 shares via Long Sunny Limited and his direct ownership of an option to purchase 150,000 shares of Common Stock, subject to the vesting terms of the option.  Additionally, On June 22, 2010, Ms. Guo received an option to purchase an aggregate of 100,125 shares of Common Stock at $8.13 per share.  The option shall become exercisable during the term of Ms. Guo’s service in three equal annual installments of 33,375 shares each, the first installment to be exercisable on the first anniversary of the date of option, and each subsequent installment exercisable on every anniversary thereof.  As of November 3, 2011, the option to purchase 33,375 shares had vested or was exercisable within 60 days.

(11)   Pursuant to the terms of the Warrants and the certificate of designation for the Series A Preferred Stock, at no time may a purchaser of Series A Preferred Stock or Warrants convert or exercise such purchaser’s Series A Preferred Stock or Warrants into shares of our Common Stock if the conversion or exercise would result in such purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of our then issued and outstanding shares of Common Stock; provided, however, that upon a purchaser providing us with sixty-one (61) days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the waiver notice. The 9.9% beneficial ownership limitation does not prevent a stockholder from selling some of its holdings and then receiving additional shares. Accordingly, each stockholder could exercise and sell more than 9.9% of our Common Stock without ever at any one time holding more than this limit.

(12)  Pursuant to his appointment letter with the Company on November 5, 2009, Michael Marks was granted an option to purchase 150,000 shares of Common Stock of Company at a fixed exercise price of $3.00 per share. Such option shall be exercisable in three equal installments, the first being on the first anniversary of the date of grant.  As of November 3, 2011, the option to purchase 100,000 shares had vested or was exercisable within 60 days.

(13) Pursuant to his appointment letter with the Company on November 5, 2009, Leng Jun was granted an option to purchase 80,000 shares of Common Stock of Company at a fixed exercise price of $3.00 per share. Such option shall be exercisable in four equal installments, the first being on the first anniversary of the date of grant. As of November 3, 2011, the option to purchase 40,000 shares had vested or was exercisable within 60 days.

(14) Pursuant to his appointment letter with the Company on November 5, 2009, Mu Ruizhu was granted an option to purchase 80,000 shares of Common Stock of Company at a fixed exercise price of $3.00 per share. Such option shall be exercisable in four equal installments, the first being on the first anniversary of the date of grant.  As of November 3, 2011, the option to purchase 40,000 shares had vested or was exercisable within 60 days.

(15)  Pursuant to an option agreement with the Company on March 31, 2010, David Ming He was granted an option to purchase 221,125 shares of Common Stock of Company at a fixed exercise price of $7.97 per share. Such option shall be exercisable in three equal installments, the first being on the first anniversary of the date of grant.  As of November 3, 2011, the option to purchase 73,708 shares had vested or was exercisable within 60 days. Mr. He was granted stock awards in the aggregate amount of 100,000 shares of Common Stock of the Company pursuant to the Company's 2011 Incentive Stock Plan, 50,000 shares of which were issued to him on March 18, 2011, and the remaining 50,000 shares of which will be issued to the reporting person in six months from March 18, 2011.

* Under 1 percent of the issued and outstanding shares as of November 3, 2011.

SECURITIES AUTHORIZED FOR ISUANCE UNDER EQUITY COMPENSATION PLANS

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options granted to employees, directors and consultants under its 2010 and 2011 Incentive Stock Plans as of June 30, 2011. On February 8, 2010, the Company’s board of directors and a majority of the Company’s holders of Common Stock approved establishment of the 2010 Incentive Stock Plan.  On March 4, 2011, the Company’s board of directors and a majority of the Company’s holders of Common Stock approved establishment of the 2011 Incentive Stock Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,211,250	(1)	$7.29	661	(2)

Equity compensation plans not approved by security holders

Total	2,211,250		$7.29	661

(1) This number only includes shares to be issued upon exercise of outstanding options under the 2010 Incentive Stock Plan and does not include the 2,670,000 shares of Common Stock awarded to the Company's employees under the 2011 Incentive Stock Plan.

(2) Up to 2,670,661 shares of Common Stock are authorized to be issued under the 2011 Incentive Stock Plan. As of June 30, 2011, 661 shares of Common Stock remain available for future issuance under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 10, 2009, Tianjin Shengkai and Industrial Bank Co., Ltd., Tianjin Branch (“Industrial Bank”) entered into a line of credit loan agreement (“LOC Agreement”) with a valid period of December 10, 2009 to October 22, 2010. The maximum amount Tianjin Shengkai may draw down on the line of credit is RMB 1,500,000 in the form of a short-term cash flow loan at an interest rate of no lower than 110% of the base interest rate or in the form of a bank acceptance draft. Industrial Bank may unilaterally change the maximum amount available under the line of credit and the term of the line of credit.

The line of credit loan is secured by properties owned by Tianjin Shengkai and the personal properties and income of Wang Chen and Guo Wei through a mortgage agreement and two personal guarantees, described in more detail below.

In conjunction with the LOC Agreement, on December 10, 2009, Tianjin Shengkai entered into a mortgage agreement for a maximum of RMB 8,682,000 with the Industrial Bank to secure repayment of the LOC Agreement. The collateral covered by the agreement is certain real property owned by Tianjin Shengkai, valued at

RMB17,540,000 and located at Wanggang Road, Shuanggang Economic Development Zone, Jinnan District, Tianjin, PRC. The mortgage agreement is valid from December 10, 2009 until all the principal, interest, and other expenses under the LOC Agreement are paid in full.

In connection with the LOC Agreement, Wang Chen, our CEO and director, and Guo Wei, our director, (each, a “Guarantor”) each made an irrevocable personal guarantee of the LOC Agreement on November 5, 2009 and on November 9, 2009, respectively, valid for two years from the date the loan becomes payable. Each Guarantor is jointly and severally liable for the payment of the loan principal, interest, damages and the expenses incurred relating to the collection of the payment and guarantees the repayment of the loan by all his/her personal property and income.

As of June 30, 2011, all the outstanding balance of the loan has been paid off.

Except as disclosed above, at no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

Five (5) directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death.  If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors.

The following table sets forth the positions and offices presently held with us by each nominee, his or her age as of November 3, 2011 and the year in which he became a director.

The Board of Directors recommends a vote FOR all nominees.

Name	Age	Positions and Offices Held	Year Became Director
Wang Chen	46	Chairman of the Board, Chief Executive Officer	2008
Guo Wei	45	Director	2008
Michael Marks	40	Director	2009
Jun Leng	41	Director	2009
Ruizhu Mu	39	Director	2009

The following is a summary of the biographical information of our director- nominees:

Mr. Wang Chen was appointed chief executive officer and chairman of the board of the Company on June 9, 2008.  Mr. Wang founded Tianjin Shengkai in June 1994 and has been serving as Chief Executive Officer and Chief Technology Officer of Tianjin Shengkai since then. Prior to founding Tianjin Shengkai, he worked at Tianjin Dagang Power Plant from September 1987 to July 1992. Mr. Wang has an MBA from Renmin University of China. Mr. Wang is husband to Ms. Guo Wei, whose information is described in more details below.

Ms. Guo Wei was appointed director of the Company on June 24, 2008.  Ms. Guo has worked for Shengkai since 2005. She was appointed Chief Financial Officer of Tianjin Shengkai in January 2007. Prior to working at Tianjin Shengkai, Ms. Guo served as a purchasing specialist at Honeywell International Inc. (China) from August 1998 through August 2005. Ms. Guo has advanced English communication and translation skills and rich work experience in the field of joint ventures and financial management. Ms. Guo is the wife of Mr. Wang Chen, whose information is described in more details above.

Mr. Michael Marks was appointed director of the Company on November 5, 2009. Mr. Marks founded the China practice of Sonnenblick Goldman, a New York-headquartered investment bank, in January 2003, and until December 2007 he served as China managing director and regional principal of the firm.  In September 2002, Mr. Marks founded the Shanghai office of Horwath Asia Pacific, an advisory firm affiliated with Horwath International, and served as its director and Shanghai representative until December 2005. Mr. Marks also currently serves as a director of China Yida Holding, Co. (CNYD: NASDAQ), China Housing and Land Development, Inc. (CHLN: NASDAQ), and Yanglin Soybean Inc. (YSYB: OTCBB).  From January 1995 to January 1998, Mr. Marks worked in the audit, corporate finance and advisory divisions of PricewaterhouseCoopers.  Mr. Marks graduated with a Bachelor of Commerce and Masters of Commerce from the University of the Witwatersrand in Johannesburg, South Africa in 1994 and 1997, respectively, and in 1998 graduated with a Bachelor of Arts in psychology from the University of South Africa.  In 1995, Mr. Marks completed his qualifying examinations of the Chartered Institute of Management Accountants in the United Kingdom.  In 1997, Mr. Marks qualified as a Chartered Accountant in South Africa, and in 1999 as a Fellow of the Association of International Accountants in the United Kingdom.

Mr. Jun Leng was appointed director of the Company on November 5, 2009.  Mr. Leng has served as the Principal of Equity Investment, an affiliate of Bank of China since 2011. Before which he served as Director of Ping An Capital Investment in 2010, and the Vice President of J.P. Morgan Asia Consulting (Beijing) Ltd. from August 2008 till 2009.  Prior to that, he served as Vice President of Asia Investment Consulting Ltd., an affiliate of Bank of America, from December 2004 to August 2008.  Mr. Leng received a bachelor’s degree in engineering from Tsinghua University in Beijing, China, and a master’s degree in business administration from Guanghua Management School at Peking University.

Dr. Ruizhu Mu was appointed director of the Company on November 5, 2009. Dr. Mu has been an Associate Professor of the College of Chemistry and Chemical Engineering at Southwest University in China since September 2007 and from September 2005 to July 22006.  From September 2006 through July 2007, Dr. Mu was a post-doctorate associate under the supervision of Professor Yu Liu at NanKai University.   Dr. Mu received her bachelor’s degree in chemistry and PhD in synthetic organic chemistry from Lanzhou University, China.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To our knowledge, during the last ten years, none of our directors and executive officers has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•
Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

FAMILY RELATIONSHIPS

Our director, Guo Wei, is the wife of our director and Chief Executive Officer, Wang Chen. There are no other family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors.

TERM OF OFFICE

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his/her earlier resignation, removal or death.   Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION

A plurality of the votes cast is required for approval of this proposal. Votes may be cast in favor or withheld. Votes withheld in connection with the election of one or more of the nominees for directors will not be counted as votes cast for such individuals. Broker non-votes will have no effect on the election of directors.

 The Board recommends a vote FOR the election of all the above director nominees.

DIRECTORS AND OFFICERS

Set forth below is certain information regarding our directors and executive officers. Our Board is comprised of five directors. There are no family relationships between any of our directors or executive officers except that our director, Guo Wei, is the wife of our director and Chief Executive Officer, Wang Chen. The five directors elected will serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. All officers serve at the pleasure of the Board.

The following table sets forth certain information concerning our directors and executive officers:

Directors and Executive Officers	Position/Title	Age

Wang Chen	Chief Executive Officer, Chairman	46
David Ming He	Chief Financial Officer	41
Guo Wei	Director	45
Michael Marks	Director	40
Jun Leng	Director	41
Ruizhu Mu	Director	39

Information regarding the principal occupations of Wang Chen, Guo Wei, Michael Marks, Jun Leng and Ruizhu Mu are set forth above under the heading “Nominees for Directors.” Information regarding the principal occupation of David Ming He is set forth below.

Mr. David Ming He was appointed chief financial officer of the Company on March 1, 2010.  Mr. He previously served as chief financial officer of Equicap, Inc. between January 2007 and February 2010. From October 2004 until January 2007, Mr. He served as the Senior Manager of SORL Auto Parts, Inc. (Nasdaq: SORL) in charge of capital market, investor relations, SEC filings and corporate internal controls. In his two years with SORL, Mr. He guided SORL’s progress in US capital market from an Over-the-Counter Bulletin Board company to a NASDAQ Global Market listed company, and completed a $36 million US public offering in November 2006. From 1994 to 2001, Mr. He was a senior manager in corporate banking with Credit Agricole Indosuez (now Calyon) in Shanghai. Currently Mr. He also serves as an independent director and chairperson of the Audit Committee of China Gengsheng Minerals, Inc. (NYSE Amex: CHGS). Mr. He holds designations of Chartered Financial Analyst and Illinois Certified Public Accountant. He received his Master of Science degree in Accountancy in 2004 and Master of Business Administration degree in Finance in 2003 from University of Illinois at Urbana-Champaign. He also received his Bachelor of Arts degree from Shanghai Institute of Foreign Trade in 1992.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our Common Stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended June 30, 2011, our officers and directors, and all of the persons known to us to own more than 10% of our Common Stock, filed all required reports on a timely basis.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently comprised of Wang Chen, Guo Wei,Michael Marks, Jun Leng, and Ruizhu Mu.  Each of Michael Marks, Jun Leng, and Ruizhu Mu is currently an “independent director” based on the definition of independence in Rule 5605(a)(2)of the listing standards of The Nasdaq Stock Market.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; ANNUAL MEETING ATTENDANCE

Board Committees

The Company’s business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our Board has three committees - the audit committee, the compensation committee and the nominating committee. The audit committee is comprised of Michael Marks, Jun Leng, and Ruizhu Mu, with Mr. Marks serving as chairman.  The compensation committee is comprised of Michael Marks, Jun Leng, and Ruizhu Mu, with Mr. Leng serving as chairman. The nominating committee is comprised of Michael Marks, Jun Leng, and Ruizhu Mu, with Dr. Mu serving as chairwoman. All of the directors who serve on each of the audit, compensation, and nominating committees are "independent" directors based on the definition of independence in the listing standards of the Nasdaq Stock Market.

Audit Committee. Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our Board has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis.  A copy of the audit committee’s current charter is available on our website at http://ir.stockpr.com/skii/governance-documents.

Our Board has determined that it has an "audit committee financial expert" as defined by Item 407(d)(5)(ii) and (iii) of Regulation S-K as promulgated by the Securities and Exchange Commission. Our audit committee financial expert is Michael Marks.

Compensation Committee.  The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally.  If so authorized by the Board, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt.  The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee.  Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations.  The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers.   A copy of the compensation committee’s current charter is available on our website at http://ir.stockpr.com/skii/governance-documents.

Nominating Committee.  The nominating committee is involved in evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board, evaluation of and successor planning for the chief executive officer and other executive officers.  The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally.  A copy of the nominating committee’s current charter is available on our website at http://ir.stockpr.com/skii/governance-documents.

The nominating committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to our Secretary at No. 106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308, provided such recommendation has been made in accordance with the relevant by-laws.

At this time, no additional specific procedures to propose a candidate for consideration by the nominating committee, nor any minimum criteria for consideration of a proposed nomination to the board, have been adopted.

AUDIT COMMITTEE REPORT

The Audit Committee has met with management to review and discuss the audited financial statements for the fiscal year ended June 30, 2011.  In addition, the Audit Committee has discussed with its independent registered public accountants the matters required to be discussed pursuant to Statement of Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) (Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board in rule 3200T.

The Audit Committee has received the written disclosures and the letter from its independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence.   It has also discussed with its independent registered public accountant the independent registered public accountant’s independence.

On the  basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial  statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Michael Marks (Chairman)
Jun Leng
Ruizhu Mu

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in the PRC to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

The Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A.  This report is provided by the following independent directors, who comprise the Committee:

Jun Leng (Chairman)
Michael Marks
Ruizhu Mu

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the fiscal year ended June 30, 2011 were Michael Marks, Jun Leng, and Ruizhu Mu with Jun Leng as its chairman. None of our members of the Compensation Committee during the fiscal year ended June 30, 2011 served as an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure required by Item 404 of Regulation S-K.

BOARD ATTENDANCE

The Board and its committees held the following number of meetings during the fiscal year ended June 30, 2011:

Board of Directors	1
Audit Committee	5
Compensation Committee	1
Nominating Committee	1

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the Board and those committees on which he served during the year.

Our non-management directors met twice in executive sessions during fiscal 2011.

CODE OF ETHICS

We have adopted a Code of Ethics to apply to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is currently available on our website at http://ir.stockpr.com/skii/governance-documents.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Wang Chen is our chairman and chief executive officer. At the advice of other members of the management or the Board, Mr. Wang calls meetings of Board when necessary. We have three independent directors. We do not have a lead independent director. Our Board has three standing committees, each of which is comprised solely of independent directors with a committee chair. The Board believes that the Company’s chief executive officer is best situated to serve as chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company, with a single person setting the tone and managing our operations.  The Board oversees specific risks, including, but not limited to:

•	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

•	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing annually the independence and quality control procedures of the independent auditors;

•	reviewing, approving, and overseeing risks arising from proposed related party transactions;

•	discussing the annual audited financial statements with the management;

•
meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management; and

•
monitoring the risks associated with management resources, structure, succession planning, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

Our Board is responsible to approve all related party transactions according to our Code of Ethics. We have not adopted written policies and procedures specifically for related person transactions.

STOCKHOLDER COMMUNICATIONS

Any stockholder who wishes to communicate with our Board of Directors or a particular director about bona fide issues or questions about the Company should send the correspondence addressed to such directors or director in care of the Chairman of the Audit Committee, No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308.  Any such communication so addressed will be forwarded by the Chairman of the Audit Committee to the members or a particular member of the Board of Directors.

PROPOSAL 2: RATIFICATION AND APPROVAL OF A ONE-FOR-TWO REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

General

The Board of the Company has unanimously approved a proposal to effect a one-for-two reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding Common Stock on October 14, 2011. You are now being asked to vote upon the Reverse Stock Split.

If the Reverse Stock Split is approved, the Board will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the Reverse Stock Split, at any time it believes to be most advantageous to the Company. Thus, subject to stockholder approval, the Board may, at its discretion, effect no Reverse Stock Split if it determines that such action is not in the best interests of the Company and its stockholders.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based, in part, on prevailing market conditions, existing and expected trading prices for the Company’s Common Stock, and the Company’s compliance with the minimum bid price under continued listing requirements of the NASDAQ Global Market.

If the Reverse Stock Split is approved by the stockholders and following such approval the Board determines that effecting the Reverse Stock Split is in the best interests of the Company and its stockholders, the Reverse Stock Split will become effective upon a date designated by the Board (“Effective Date”).

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of our Common Stock would remain unchanged at $0.001 per share.

Reasons For Reverse Stock Split

The Board believes that the Reverse Stock Split could help maintain the Company’s listing on The NASDAQ Global Market.

NASDAQ Listing Rule 5450(a)(1) requires a minimum bid price of $1 per share for a NASDAQ listed company to continue listing on the NASDAQ Global Market (the “Minimum Bid Price Rule”). The closing bid prices of the Company’s Common Stock have been below $1.00 per share for a number of consecutive business days and it is likely that the Company will not be in compliance with the minimum bid price requirement for continued listing.

If the common stock of a NASDAQ listed company’s trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the company, notifying its non-compliance with NASDAQ listing requirements and the applicable compliance period to cure the deficiency.  In anticipation of receiving such a deficiency letter from NASDAQ, the Board believes it is in the best interest of the Company and its stockholders to effect the Reverse Stock Split to increase the market price of the Company’s Common Stock so that the Company is able to maintain compliance with the Minimum Bid Price Rule.

If the Company fails to satisfy NASDAQ’s continued listing requirements, including the requirement to maintain a closing bid price of $1.00 per share, its Common Stock may be delisted from NASDAQ. The delisting of the Company’s Common Stock may result in the trading of its Common Stock on the over-the-counter markets such as the OTC Bulletin Board or OTC Markets Group Inc. (formerly known as Pink OTC Markets Inc.) A delisting of the Company’s Common Stock from NASDAQ could materially reduce the liquidity of its Common Stock, not only in the number of shares that could be bought and sold, but also through delays in the timing of the transactions and reductions in securities analysts and media coverage. This may reduce the demand for the Company’s Common Stock and significantly destabilize the price of the Common Stock. In addition, a delisting could materially adversely affect the Company’s ability to raise additional capital.

Certain Risks Associated With the Reverse Stock Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed two times the market price of the Common Stock prior to the Reverse Stock Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. We cannot provide any assurance that the Company’s Common Stock will meet the NASDAQ Global Market continued listing requirements following the Reverse Stock Split. The market price of the Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.

In addition, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Effects of the Reverse Stock Split

After the Effective Date, if any, of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of our Common Stock. However, the proposed Reverse Stock Split will affect all of our stockholders uniformly and will not reduce any stockholder’s percentage ownership interest in us, except for minor adjustments that may result from any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of the Company’s Common Stock will not be reduced by the proposed Reverse Stock Split (other than stockholders that receive additional whole shares in lieu of fractional shares). The number of stockholders of record will not be affected by the proposed Reverse Stock Split.

Although the proposed Reverse Stock Split will not reduce the rights of stockholders or any stockholder’s proportionate equity interest in the Company (subject to the treatment of fractional shares), it will reduce the total number of shares of Common Stock outstanding. Under its Articles of Incorporation, the Company is authorized to issue up to 100,000,000 shares of Common Stock, par value $0.001 per share. As of November 3, 2011, there were 33,276,611 shares of our Common Stock outstanding and 14,977,247 shares reserved for future issuance upon conversion or exercise of options, warrants and other securities that are exercisable or convertible into our Common Stock. If the Board implements the Reverse Stock Split, the number of shares of Common Stock outstanding, and the number of shares of Common Stock underlying such convertible securities, will be reduced to half of the current numbers. Since additional shares will be issued in order to round up fractional shares, we do not know the exact number of shares of Common Stock that will be outstanding after the Reverse Stock Split.

All outstanding options, warrants, notes, debentures and other securities convertible to Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one-for-two ratio.

The Reverse Stock Split will not change the number of authorized shares of the Company’s Common Stock under the Company’s Articles of Incorporation, as amended. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our Articles of Incorporation, as amended, our authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The Company’s Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and it is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. If the proposed Reverse Stock Split is implemented, our Common Stock will continue to be reported on The NASDAQ Global Market under the symbol “VALV” (although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

Documents Incorporated By Reference

Our Annual Report on Form 10-K for the year ended June 30, 2011 is incorporated herein by reference for purposes of stockholder consideration of the Reverse Stock Split.

Potential Anti-Takeover Effect; Possible Dilution

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device. The Company’s Articles of Incorporation and by-laws do not have any anti-takeover provisions.

The holders of our Common Stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any additional shares from time to time issued by the Company. Accordingly, if the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current stockholders.

Accounting Consequences

The par value of the Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the Reverse Stock Split.

Federal Income Tax Consequences

                We believe that the United States federal income tax consequences of the Reverse Stock Split to holders of Common Stock will be as follows:

(i)
Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by a stockholder on the surrender of the current shares or receipt of the certificate representing new post Reverse Stock Split shares.

(ii)	Except as explained in (v) below with respect to fractional shares, the tax basis of the new shares will equal the tax basis of the old shares exchanged therefore.

(iii)	Except as explained in (v) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

(iv)	The conversion of the old shares into the new shares will produce no taxable income or gain or loss to us.

(v)
The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

The above referenced is a brief summary of the effect of federal income taxation upon the participants and the company with respect to the Reverse Stock Split, and does not constitute a tax opinion. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the stockholder may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. The Company advises each stockholder to consult his or her own tax advisor regarding the tax consequences of the Reverse Stock Split and for reference to applicable provisions of the code.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

The Reverse Stock Split will become effective on the Effective Date. We will obtain a new CUSIP number for the new Common Stock effective at the time of the Reverse Stock Split.

As of the Effective Date of the Reverse Stock Split, each certificate representing shares of Common Stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All options, warrants, convertible securities and other securities will also be automatically adjusted on the Effective Date.

If we implement the Reverse Stock Split, our transfer agent will act as our exchange agent to act for holders of Common Stock in implementing the exchange of their pre-Reverse Stock Split shares for post Reverse Stock Split shares.

Stockholders of record will receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.

No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares based on the ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Board Discretion to Implement the Reverse Stock Split

If the proposed Reverse Stock Split is approved at the Annual Meeting, the Board may, in its sole discretion, at any time prior to the next annual meeting of stockholders, implement the Reverse Stock Split. Notwithstanding the approval of the Reverse Stock Split, the Board may, in its sole discretion, determine not to implement the Reverse Stock Split.

Required Vote

The affirmative vote of a majority of the Company’s outstanding Common Stock present at the Annual Meeting and entitled to vote is required to approve and ratify the Reverse Stock Split. Abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors recommends a vote FOR the proposal to approve and ratify the Reverse Stock Split.

PROPOSAL 3:  RATIFICATION OF THE APPOINTMENT OF ALBERT WONG & CO.  AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012

Albert Wong & Co. (“AW”) was appointed as our independent registered public accounting firm on August 4, 2011 for the year ending June 30, 2011. Although ratification by stockholders is not required by the Company’s organizational documents or other applicable law, our Board has determined that requesting ratification by stockholders of its appointment of AW as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 is a matter of good corporate practice.  If stockholders do not ratify the selection, the Board will reconsider whether or not to retain AW, but may still retain them.  Even if the selection is ratified, the Board, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of AW are not expected to be present at the Annual Meeting.

Previous Independent Accountants

On August 4, 2011, BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO”) resigned as our registered independent public accounting firm because parties were unable to agree to BDO’s proposed fee of $610,000 for conducting the 2011 annual audit, internal control audit and quarterly reviews.

The audit report of BDO on our financial statements for the fiscal year ended June 30, 2010 contained no adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years ended June 30, 2010, and 2011, and through the date of this report, we have had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years ended June 30, 2010, and 2011, and through the date of our report on Form 8-K filed on August 10, 2011, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided BDO with a copy of this disclosure before its filing with the SEC. We requested that BDO provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from BDO stating that it agrees with the above statements.  A copy of this letter is filed as Exhibit 16.1 to our report on Form 8-K/A filed with the SEC on August 22, 2011.

New Independent Accountants

On August 4, 2011, our Audit Committee of the Board of Directors approved the appointment of AW as our new independent registered public accounting firm.

AW was previously engaged as the independent registered public accounting firm for the Company for the years ended June 30, 2008 and 2009, and resigned on June 28, 2010.  During that period, as disclosed in the Company’s Form 8-K, filed on June 28, 2010,  (i) there were no disagreements between the Company and AW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to AW’s satisfaction, would have caused AW to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the period commencing June 28, 2010 through the reengagement of AW as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted AW with respect to any accounting or auditing issues involving the Company.  There was no discussion between AW and the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K, with AW, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Fees

During fiscal years 2010 and 2011, the aggregate fees which we paid to or were billed by AW and BDO, our current and former independent registered public firms, for professional services were as follows:

Fee Category	Fiscal 2011Fees	Fiscal 2010 Fees
Audit Fees (1)	$150,000	$170,000
Audit-Related Fees	$0	$0
Tax Fees	$5,000	$0
Other Fees (2)	$0	$8,400
Total Fees	$155,000	$178,400

(1)
Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements. The audit fees for the year ended June 30, 2011 and 2010 included fees incurred by the Company’s independent registered public accounting firms, for professional services rendered for the audit of our annual financial statements for the year ended June 30, 2011 and 2010, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during this fiscal year.

(2)	Other Fees include fees from our former or current independent registered public accounting firms for services rendered to the Company, other than the services covered in "Audit Fees."

AW was appointed as our new independent registered public accounting firm on August 4, 2011 for our fiscal year ended June 30, 2011. Prior to that, BDO served as our independent registered public accounting firms for the fiscal year ended June 30, 2010.

Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures regarding the pre-approval of the performance of audit and non-audit services by our independent registered public accounting firm. Our independent registered public accounting firm may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were approved by the Audit Committee.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to ratify the Board of Directors’ appointment of AW. Votes may be cast “for”, “against’, or “abstain”. Abstentions will be votes against the ratification of the appointment of AW as the Company’s independent public accountant for the fiscal year ending June 30, 2012.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of AW as the Company’s independent registered public accountants for the fiscal year ending June 30, 2012.

STOCKHOLDER PROPOSALS

Proposals by any stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company for inclusion in material relating to such meeting not later than July 17, 2012.

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the next annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the stockholder proposals must be received by our Secretary at our principal executive office on or before July 17, 2011. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our Common Stock entitled to vote at the annual meeting in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the next annual meeting, other than one that will be included in our proxy materials, must notify us no later than October 2, 2012. If a stockholder who wishes to present a proposal fails to notify us by October 2, 2012, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposal 1, Proposal 2, and Proposal 3 in the Notice. However, your proxy gives discretionary authority in the event that any other matters should be presented.

DOCUMENTS INCORPORATED BY REFERENCE

 The SEC allows us to “incorporate by reference” information into this document.  This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

 This proxy statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the SEC on September 26, 2011.

ANNUAL REPORT

This Proxy Statement is accompanied by a copy of our Annual Report.

Upon written request to Shengkai Innovations, Inc., No.106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People’s Republic of China 300308, Attention: Corporate Secretary, we will provide without charge to each person requesting a copy of our 2010 Annual Report including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our Annual Report on Form 10-K for the year ended June 30, 2011, are available at www.proxyvote.com.

By Order of the Shengkai Innovations, Inc.
Board of Directors

Wang Chen
Chairman and Chief Executive Officer

Tianjin, People’s Republic of China
November 4, 2011

Shengkai Innovations, Inc.
c/o Broadridge Issuer Solutions
1717 Arch St, Suite 1300
Philadelphia, PA 19103

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Wang Chen   02 Guo Wei   03 Michael Marks   04 Jun Leng   05 Ruizhu Mu

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000116917_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

SHENGKAI INNOVATIONS, INC.
Annual Meeting of Stockholders
December 22, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Wang Chen, David Ming He, and each of them, with full power of substitution or revocation, as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Shengkai Innovations, Inc. Common Stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Shengkai Innovations, Inc. to be held December 22, 2011 at 10:00 a.m. local time at the offices of Shengkai Innovations, Inc., No. 106 Zhonghuan South Road, Airport Industrial Park, Tianjin, People's Republic of China, 300308, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000116917_2 R1.0.0.11699